DELAWARE GROUP CASH RESERVE

Registration No. 811-02806
FORM N-SAR
Semiannual Period Ended September 30, 2015

SUB-ITEM 77Q1: Exhibits

Exhibit Reference

77.Q1(a) Certificate of Amendment to Agreement and Declaration of Trust of Delaware Group Cash Reserve (May 21, 2015), attached as Exhibit.

77.Q1(a) Amended and Restated By-Laws of Delaware Group Cash Reserve (April 1, 2015), attached as Exhibit.

WS:MFG_Philadelphia:896209:v1

WS:MFG_Philadelphia:896209:v1